UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 21, 2012

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA		19341
(Address of Principal Executive Offices)		(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.	Regulation FD Disclosure.

On September 21, 2012, ViroPharma Incorporated (the “Company”) intends to make a slide presentation to investors and analysts, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference. In its presentation, the Company includes certain forward-looking non-U.S. Generally Accepted Accounting Principles (“non-GAAP”) financial measures as defined in Regulation G promulgated by the Securities and Exchange Commission. The forecasted gross margins are forward looking statements for which the corresponding GAAP measure is not available. The forecasted gross margins presented differ from GAAP gross margins as they exclude the amortization of product rights. The Company believes that its presentation of forward-looking non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. These forward-looking non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles. Future GAAP results may be materially different from such forward looking non-GAAP measures.

Item 8.01.	Other Events.

On September 21, 2012, the Company and Halozyme Therapeutics, Inc. announced that the U.S. Food & Drug Administration has provided guidance enabling the Company to resume clinical studies of the subcutaneous administration of Cinryze in combination with rHuPH20.

The full text of a press release issued by the Company in connection with the announcement is set forth as Exhibit 99.2 attached hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Slide Presentation of ViroPharma Incorporated dated September 21, 2012.

99.2	Press Release dated September 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED
Date: September 21, 2012
	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Slide Presentation of ViroPharma Incorporated dated September 21, 2012

99.2	Press Release dated September 21, 2012.